Exhibit 99.1

The Real Good Food Company Reports First Quarter 2023 Financial Results & Reaffirms 2023 Guidance

Cherry Hill, NJ, May 12, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen foods company, today reported financial results for its first quarter ended March 31, 2023.

Management Commentary

Bryan Freeman, Executive Chairman, said: “I am pleased to report another quarter of significant improvements in gross margins, which were the highest in the past eight quarters. Our adjusted gross margin of 33.5% this quarter reflects the earnings power of our business once our plants are fully utilized. Our top line results this quarter were negatively impacted by promotional timing and mask the underlying momentum behind our brand. To that end, I am excited to report that we have recently confirmed nationwide and full distribution of several of our core products in the back half of this year. This gives us strong conviction in our 2023 outlook of $200 million in revenue with positive cash flow from operations for the full year. We are committed to providing our customers with the best possible products and are excited about our company’s future.”

Gerard Law, Chief Executive Officer, added: “We remain maniacally focused on driving profitable growth and generating positive cash flow from operations. Since we went public 18 months ago, we have brought forward our profitability agenda by over a year. We have spent the last year investing in capacity and preparing to fulfill demand. These efforts have put us in a position where we can not only fulfill demand but do so efficiently. I am excited by the strength of our brand and have confidence in the ability of our dedicated team to continue to deliver upon our brand promise to consumers and unlock significant value for all our stakeholders over the long-term.”

First Quarter 2023 Highlights

•	Net sales in the first quarter were $29.8 million, up 70% on a 2-year basis

•	Gross profit margin grew to 16.7% of net sales, up 300 bps sequentially

•	Household penetration totaled 8.3% as of March 2023, as compared to 8.4% in December 2022*

(*)	March 31, 2023 Numerator report.

Financial Results for the Quarter Ended March 31, 2023

Net sales decreased 20.7% to $29.8 million in the first quarter of 2023, as compared to $37.6 million in the first quarter of 2022. This decrease was primarily due to the timing of certain promotional events, which positively impacted net sales during the first quarter of 2022, that did not reoccur during the first quarter of 2023. The Company expects these promotional events to occur in the later part of 2023.

Gross profit increased by $0.7 million to $5.0 million, or 16.7% of net sales, in the first quarter of 2023, as compared to $4.3 million, or 11.3% of net sales, in the first quarter of 2022. The increase in gross profit was due to decreases in certain raw material costs and productivity improvement, partially offset by lower sales volume of our products.

Adjusted gross profit, a non-GAAP term, increased by $3.5 million to $10.0 million, reflecting an adjusted gross margin of 33.5% of net sales, in the first quarter of 2023, as compared to $6.5 million, or an adjusted gross margin of 17.2% of net sales, in the first quarter of 2022. The increase in adjusted gross profit was primarily driven by lower commodity costs and productivity initiatives.

Total operating expenses increased by $2.8 million to $15.7 million in the first quarter of 2023, as compared to $12.9 million in the first quarter of 2022. The increase was primarily driven by research and development costs to support new product development, as well as by an increase in equity compensation expense.

Adjusted EBITDA, a non-GAAP term, totaled a loss of $1.1 million in the first quarter of 2023, as compared to a loss of $3.3 million in the first quarter of 2022. The decreased loss in adjusted EBITDA was driven by lower commodity costs and productivity initiatives.

Loss from operations increased by $2.1 million to $10.7 million in the first quarter of 2023, as compared to a loss from operations of $8.7 million in the first quarter of 2022. The decrease was primarily due to decreased sales and increases in operating expenses in the first quarter.

Net loss increased by $4.1 million to $13.7 million in the first quarter of 2023, as compared to $9.6 million in the first quarter of 2022. The decrease in net loss was primarily due to decreased sales and increases in operating expenses in the first quarter.

Balance Sheet Highlights

As of March 31, 2023, the Company had cash and cash equivalents of $2.9 million (which includes $2.3 million of restricted cash) and total debt was $87.4 million.

Outlook

The Company is maintaining its guidance for the year ending December 31, 2023:

•	Net sales of at least $200 million

•	Adjusted gross margin of at least 24%

•	Adjusted EBITDA in the mid-to-high single-digit millions range

•	Positive cash flow from operations

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control, may vary significantly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Management will host an investor conference call at 8:30 a.m. Eastern time on Friday, May 12, 2023 to discuss Real Good Foods’ first quarter 2023 financial results, provide a corporate update, and conclude with a question and answer session with telephone participants. To participate, please use the following information:

Q1 2023 Conference Call and Webcast

Date: Friday, May 12, 2023

Time: 8:30 a.m. Eastern time

U.S./Canada Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13738353

Webcast: RGF Q1 2023 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A telephone playback of the call will be available through Friday, May 26, 2023. To listen, call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally. Please use the replay pin number 13738353. A webcast replay will also be available by clicking here: RGF Q1 2023 Webcast.

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross profit, adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	As of
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$550	$5,279
Accounts receivable, net	19,906	20,316
Inventories	45,360	39,479
Other current assets	1,278	1,026

Total current assets	67,094	66,100
Property and equipment, net	37,590	38,497
Operating lease right-of-use assets	10,522	10,881
Deferred loan cost	887	970
Goodwill	12,486	12,486
Restricted Cash	2,326	2,318
Other noncurrent assets	187	187

Total assets	$131,092	$131,439

LIABILITIES AND STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$22,906	$23,424
Operating lease liabilities	1,504	1,455
Finance lease liabilities	3,229	3,310
Business acquisition liabilities, current portion	—	946
Accrued and other current liabilities	2,472	3,719

Current portion of long-term debt	479	370

Total current liabilities	30,590	33,224

Revolving line of credit/capex line	59,768	59,481
Long-term operating lease liabilities	9,632	10,030
Long-term finance lease liabilities	23,269	24,099
Term Loan	20,000	10,000
Equipment Loan	7,645	—
Long-term Business acquisition liabilities	—	2,405
Other long term liabilities	191	302

Total Liabilities	151,095	139,541
Commitments and contingencies (Note 11)
Stockholders’ Deficit/Equity:
Preferred stock, $0.0001 par value—10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value—100,000,000 shares authorized; 7,187,951 and 6,424,840 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	1
Class B common stock, $0.0001 par value—25,000,000 shares authorized; 18,677,681 and 19,377,681 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	58,049	56,273
Accumulated deficit	(24,819)	(21,126)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	33,233	35,150
Non-controlling interest	(53,236)	(43,252)

Total stockholders’ equity/members’ deficit	(20,003)	(8,102)

Total liabilities and stockholders’ equity/members’ deficit	$131,092	$131,439

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022
Net sales	$29,798	$37,576
Cost of sales	24,810	33,329

Gross profit	4,988	4,247

Operating expenses:
Selling and distribution	5,424	5,327
Marketing	1,634	1,786
Administrative	8,673	5,801

Total operating expenses	15,731	12,914

Loss from operations	(10,743)	(8,667)
Interest expense	3,282	890
Other income	(348)	—

Loss before income taxes	(13,677)	(9,577)
Income tax expense	—	—

Net Loss	$(13,677)	$(9,557)
Less: net loss attributable to non-controlling interest	(9,984)	(7,263)

Net loss attributable to The Real Good Food Company, Inc.	$(3,693)	$(2,294)

Net loss per common share (basic and diluted)	$(0.53)	$(0.37)
Weighted-average common shares outstanding (basic and diluted)	6,992,101	6,169,885

NON-GAAP FINANCIAL MEASURES – RECONCILIATION

	THREE MONTHS ENDED
	MARCH 31,
	2023	2022
Gross Profit	$4,988	$4,247
Start-up and idle capacity costs (1)	4,985	1,310
Costs related to the COVID-19 pandemic (2)	0	900

Adjusted Gross Profit	$9,973	$6,457

Adjusted Gross Margin	33.5%	17.2%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.

	THREE MONTHS ENDED
	MARCH 31,
	2023	2022
Net Loss*	$(13,677)	$(9,557)
Depreciation and amortization	1,591	400
Provision for income tax	—	—
Interest expense	3,282	890
Other Income	(348)	—
Start-up and idle capacity costs (1)	4,985	1,310
Costs related to the COVID-19 pandemic (2)	—	900
Share-based compensation (3)	1,943	1,698
Other (4)	1,043	25
Bolingbrook start-up administrative costs (5)	—	1,017

Adjusted EBITDA	$(1,181)	$(3,317)

Adjusted EBITDA Margin	(4.0)%	(8.8)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Represents other non-recurring administrative costs incurred during the period.
(5)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.
*	Represents the net loss before taking into effect the loss attributable to non-controlling interests.